EMPLOYMENT AGREEMENT

     This Employment Agreement (the “Agreement”) is dated as of May 9, 2001 (“Effective Date”), between METRO INFORMATION SERVICES, INC., a Virginia corporation (the “Company”), and Mark W. Scofield (“Executive”).

PRELIMINARY STATEMENTS

     A. Executive is being employed by the Company as a Vice President.

     B. The Company and the Executive desire to enter into this agreement to establish the terms and conditions of Executive’s employment with the Company.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties agree as follows:

     1. Employment Period. The Company agrees to employ Executive and Executive accepts such employment for the period on the terms contained in this agreement beginning on the Effective Date and ending on the termination of Executive’s employment pursuant to paragraph 6 (the “Employment Period”).

     2. Services. During the Employment Period, Executive will render such services of an executive and administrative character to the Company as it may from time to time direct. During the Employment Period, Executive will devote his best efforts and all of his business time and attention (except for vacation periods and reasonable periods of illness or other incapacity) to the business of the Company, and will not perform any services of any nature for any enterprise other than the Company without the prior consent of the Company’s board of directors (the “Board of Directors”).

     3. Base Salary. Beginning on the Effective Date and thereafter during the Employment Period, the Company will pay Executive salary at a per annum rate of Two Hundred Thousand Dollars ($200,000) (the “Base Salary”). The Company may increase or decrease the Base Salary at any time and from time to time. Any increase or decrease in Executive’s Base Salary shall be made in accordance with Executive’s annual compensation plan as approved by the Compensation Committee of the Company’s Board of Directors (“Committee”).

     4. Benefits. Executive will be entitled to receive from the Company, in addition to the salary set forth in paragraph 3 above, all benefits provided generally to full time employees of the Company. Any alteration of the benefits that Executive is entitled to receive from the Company shall be made in accordance with Executive’s annual compensation plan as approved by the Committee.

     5. Additional Compensation. Additional compensation such as bonuses, if any, will be established by the Committee and set forth in the Executive’s compensation plan as approved by the Committee. The Company may increase or decrease the additional compensation at any time and from time to time. Any increase or decrease in Executive’s additional compensation must be approved by the Committee.

     6. Termination of Employment.

a. The Employment Period will automatically end on Executive’s voluntary resignation, termination by the Company’s Chief Executive Officer with or without Cause, termination by the Company’s Chief Executive Officer in the event of Executive’s disability (as determined in the Chief Executive Officer’s good faith judgment) or Executive’s death; provided, that Executive’s resignation will be effective not less than one month after Executive has given written notice thereof to the Company’s Chief Executive Officer; provided further, that Executive’s termination with or without Cause will be effective only after the Company’s Chief Executive Officer has determined in his or her good faith judgment that such termination is in the best interests of the Company.

b. In the event of termination for disability or without Cause, Executive will be entitled to be paid his salary by the Company and to receive the benefits set forth in paragraph 4 for a period following such termination of 2 weeks for each full year of service completed at the time of termination or 90 days, whichever is the longer. Such salary will be payable per the Company’s pay cycle in effect at the time of payment. Executive will have no duty to mitigate the Company’s damages by taking other employment after his termination by the Company without Cause and any compensation earned by him in such other employment will not be deducted from any amount payable to him hereunder. In the event of Executive’s disability, however, the amounts payable to him hereunder will be reduced by any amounts received by Executive from disability insurance purchased by the Company for Executive.

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c. “Disability,” for purposes hereof, means any physical or mental condition which prevents Executive from performing his duties hereunder, for 180 days, whether or not consecutive, in any 12-month period. In the event of disagreement between Company’s Chief Executive Officer and Executive whether “disability” exists, the disagreement will be resolved by arbitration pursuant to paragraph 9 below. Notwithstanding any provision of this Agreement, the Company shall not take any action with respect to Executive’s employment that would violate the Americans with Disabilities Act, 42. U.S.C. §12101 et seq., or any other applicable law.

d. “Cause” for which the Company’s Chief Executive Officer may terminate Executive’s employment means, (i) the commission of a crime involving the Company or any entity in which it has an interest or (ii) a breach or breaches of Executive’s fiduciary duty to the Company or its shareholders which individually or in the aggregate are materially adverse to the Company’s business or financial condition or prospects. “Materially adverse” as used in clause (ii) above is not limited to the following instances: (x) any substantial breach of Executive’s duties under paragraphs 2, 7, 8 or 9 of this Agreement, and (y) any willful or grossly negligent breach or breaches (whether or not related) of Executive’s fiduciary duties to the Company that, individually or in the aggregate, result in the Company’s suffering damages of $100,000 or more, and will be deemed prima facie “materially adverse” within the meaning of clause (ii).

e. In the event that the Company’s Chief Executive Officer determines, in its good faith judgment, that Executive has committed a crime involving the Company or any entity in which it has an interest, it may suspend Executive without pay pending final determination of the charges, but only after Executive has been charged with such crime by competent law-enforcement authorities by warrant, summons, information, indictment or otherwise. During the period of suspension, the Company will continue to provide Executive with the insurance benefits which it provided pursuant to paragraph 4 above immediately before his suspension. In the event that the criminal charges against Executive are finally determined without a conviction of Executive of the crime charged or any lesser offense included under such crime, the Company will reinstate Executive and resume paying him the salary and providing him with the other benefits to which he is entitled hereunder, with the salary payable retroactively to the date of suspension (with interest at 8% per annum on all amounts not paid during the period of suspension, calculated from the respective dates these amounts would have been payable).

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f. In the event that the Company’s Chief Executive Officer determines, in his or her good faith judgment, that Executive has committed a breach of fiduciary duty of a type justifying termination with Cause, the Company’s Chief Executive Officer may immediately suspend or terminate Executive. During a suspension Executive will continue to be paid the salary provided in paragraph 3 and receive the benefits provided for in paragraph 4, regardless of any other employment Executive may take. In the event of final determination by a court of competent jurisdiction that Executive has breached his fiduciary duty to the Company or its stockholders within the meaning of paragraph 7(d)(ii) above, Executive will, on demand by the Company’s Chief Executive Officer, reimburse the Company for all salary and benefits received by him from the Company from the date of suspension, together with interest thereon at 8% per annum from the respective dates of payment.

     7. Confidential Information. Executive acknowledges that all computer systems, programs, reports, designs, drawings, memoranda, discoveries, inventions, state of the art technology, data, notes, records, files, proposals, plans, lists, documents and any other information containing or referring to confidential or proprietary information or concerning the business or affairs of the Company or any of its clients (the “Proprietary Information”), whether prepared or developed or both by Executive or others, and all copies thereof are property of the Company or its clients, respectively. The Proprietary Information shall not include any publicly available information. Executive agrees that he will not disclose to any unauthorized person any Proprietary Information nor will he use for his own account any Proprietary Information without the written consent of the Company, which consent may be denied for any reason or no reason. On the termination of Executive’s employment with the Company for any reason (or at any earlier time that such request is made by the Company), Executive will deliver to the Company all Proprietary Information and any copies thereof which Executive may possess or have under his control. Executive agrees not to copyright or attempt to copyright any Proprietary Information or any computer system or any findings or recommendations or other data prepared in connection with the Proprietary Information or Executive’s performance of duties with the Company or both.

8. Restrictive Covenant. As a significant inducement to the Company to enter into this Agreement, Executive agrees that:

a. as long as Executive is employed by the Company in any capacity, Executive will not, directly or indirectly, own any interest in, manage, control, participate in, render services for or in any other manner engage in any other activity (all of the foregoing being hereinafter referred to as having or acquiring an “interest”) in any information technology services business “in competition” with the Company, as “in competition” is defined below, without the prior consent of the Board of Directors; and

b. beginning on the termination of Executive’s employment with the Company and ending one year after such termination for any reason (the “Restricted Period”), Executive will not:

i) have or acquire an interest in any enterprise which is “in competition” with the Company, as “in competition” is defined below; or

ii) solicit, request, advise or encourage any customer or supplier of the Company, who was a customer or supplier of the Company at any time the Employee was employed by the Company, to withdraw, curtail or cancel its business with the Company or do any other act which may result in the impairment of the relationship between any customers or suppliers and the Company.

c. An enterprise will be deemed to be “in competition” with the Company if such enterprise is involved, directly or indirectly, with providing information technology services similar to those provided by the Company to any client(s) of the Company with whom the Executive has had contact during the two (2) years preceding the end of the Employment Period.

d. The foregoing restrictions shall not prohibit the Executive from owning up to 5% of the stock of any publicly traded company.

e. If any portion of this Agreement is found to be invalid or unenforceable for any reason, it is the parties intent that this Agreement be enforced to the fullest extent allowed by law. Therefore, if any portion of this Agreement is found to be invalid or unenforceable for any reason, it is the parties intent that any court or other tribunal adjudicating this Agreement shall alter, modify or strike portions of the Agreement so that it will be enforceable to the fullest extent permitted by law. In the event that any provision of this Agreement shall be found invalid or unenforceable, the remainder of that provision and the remainder of this Agreement shall be valid and binding against the parties.

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     9. Staff Relationships. Executive acknowledges that the Company’s employees and its relationships with its employees are valuable assets of the Company. Executive agrees that he will not, at any time during the term of his employment and during the Restricted Period, directly or indirectly, engage in any of the following activities, as an individual, independent contractor, officer, partner, member, employee, agent, consultant, shareholder or investor:

a. solicit, induce or influence, or attempt to induce or influence, any employee of the Company to terminate his or her relationship with the Company;

b. interfere with or disrupt the Company’s relationship with its employees; and/or

c. employ, hire, engage or contract with any person employed by the Company for the purpose of that employee becoming an employee or agent of a business in competition with the Company.

     10. Arbitration. Any dispute, controversy or claim arising under or in connection with this Agreement, except for those arising under paragraphs 8 and 9 hereof, shall be settled exclusively by final and binding arbitration, conducted before an arbitrator in Virginia Beach, Virginia in accordance with the Employment Arbitration Rules of the American Arbitration Association then in effect. The arbitrator shall be selected in accordance with the rules for single arbitrator cases of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. The Employer shall initially pay all administrative fees associated with such arbitration, however, Executive agrees to pay all costs of such arbitration and to abide by the results if the Company prevails in the arbitration and the Company agrees to pay all the costs of the arbitration and to abide by the results if Executive prevails in the arbitration.

     11. Remedies. Subject to paragraph 10 hereof, the parties will be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision hereof, and to exercise all other rights existing in their favor. The Company and Executive agree and acknowledge that money damages may not be an adequate remedy for any breach by Executive of the provisions of this Agreement (including paragraphs 8 and 9) and that the Company may in its sole discretion apply to the arbitrator or any court of law or equity of competent jurisdiction (as appropriate) for specific performance and/or injunctive relief to enforce, or prevent any violations of, the provisions of this Agreement.

     12. Modification, Amendment, Waiver. No modification, amendment or waiver of any provision of this Agreement will be effective unless set forth in a writing signed by the Company and Executive and approved by the Committee. The Company’s or Executive’s failure at any time to enforce any provision of this Agreement will in no way be construed as a waiver of such provision and will not affect the right of the Company and Executive thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     13. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

     14. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience and do not constitute a part of this Agreement.

     15. Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and interpreted in accordance with the internal law, and not the law of conflicts, of the Commonwealth of Virginia.

     16. Notices. All notices, demands or other communications to be given or delivered under or by reason of any of the provisions of this Agreement will be in writing and will, except as otherwise provided herein, be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient c/o Metro Information Services, Inc., Reflections II, P.O. Box 8888, Virginia Beach, Virginia 23450, or at such other address as the recipient party has specified by prior written notice to the sending party.

     17. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings or agreements, oral or written, with respect thereto.

     IN WITNESS, the undersigned parties have executed this Agreement as of the date first written above.

METRO INFORMATION SERVICES, INC. By /s/ John H. Fain ————————————————— John H. Fain, Chief Executive Officer EXECUTIVE: /s/ Mark W. Scofield ——————————————————— Mark W. Scofield

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